PRESS RELEASE
FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.
375 Hudson Street, 8th Floor
New York, NY 10014

45 Hazelton Avenue
Toronto, Ontario M5R 2E3

CONTACTS:	Donna Granato
Director, Finance & Investor Relations
212-463-3644 / 416-960-9000
dgranato@mdc-partners.com

MDC PARTNERS INC. APPOINTS THOMAS E. WEIGMAN DIRECTOR OF THE CORPORATION
Former Chief Marketing Officer of Sprint Corporation Enhances the Board’s Marketing Expertise

New York, New York (October 12, 2005) – Miles Nadal, Chairman and Chief Executive Officer, and Thomas Davidson, Presiding Director, announced today that, effective immediately, Thomas E. Weigman has been appointed to the MDC Partners Board of Directors.

Mr. Weigman is currently President of The Riverstone Group, a private consulting firm, focused on the mass marketing of consumer services. He previously held several executive and senior marketing roles in communications and technology firms, and was President of Sprint’s Consumer Long Distance Group (1995-1999), and its Chief Marketing Officer (1991-1993). Earlier stages of his career were spent heading up the Consumer Packaged Goods consulting practice at The Marketing Corporation of America, and in marketing roles in such consumer packaged goods firms as Mars, Inc. and Procter & Gamble.

Mr. Weigman has a B.S. in Civil Engineering from Lehigh University and an M.B.A. from the Wharton School of the University of Pennsylvania.

Mr. Weigman will serve as a member of the Human Resources and Compensation Committee and the Nominating and Corporate Governance Committee of the MDC Partners Board of Directors.

“We are thrilled to add someone with Mr. Weigman’s experience, expertise and insight in the marketing services industry to our Board of Directors. He will bring a fresh perspective on the growing demands of clients in a changing media world,” said Miles Nadal.

About MDC Partners Inc.

MDC Partners is a leading provider of marketing communications services, and secure transaction products and services, to clients in the United States, Canada, Australia and the United Kingdom. Through its partnership of entrepreneurial firms, its Marketing Communications Group provides advertising, specialized communication and consulting services to leading brands. The Secure Products Group provides security products and services in three primary areas including electronic transaction products, secure ticketing products and stamps. MDC Partners Class A shares are publicly traded on the NASDAQ under the symbol “MDCA” and on the Toronto Stock Exchange under the symbol “MDZ.SV.A”.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this presentation that are not historical facts, including statements about the Company’s beliefs and expectations, particularly regarding the financial and strategic impact of acquiring the Zyman Group, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

  risks associated with effects of national and regional economic conditions;
  the Company’s ability to attract new clients and retain existing clients;
  the financial success of the Company’s clients;
  the Company’s ability to remain in compliance with its credit facility;
  risks arising from reported and potential future material weaknesses in internal control over financial reporting;
  the Company’s ability to retain and attract key employees;
  the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities;
  and, foreign currency fluctuations.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company’s SEC filings.